Sprott Funds Trust 485BPOS

Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2021, relating to the financial statements and financial highlights of North Shore Global Uranium Mining ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Chicago, Illinois

March 18, 2022